UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) March 8, 2019

electroCore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38538	20-3454976
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 Allen Road, Suite 201

Basking Ridge, NJ 07920

(Address of principal executive offices and zip code)

(973) 290-0097

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Glenn S. Vraniak as Chief Financial Officer

On March 8, 2019, electroCore, Inc. (the “Company”) announced the resignation of Glenn S. Vraniak, Chief Financial Officer of the Company, to pursue other professional opportunities, with such resignation to be effective as of April 1, 2019. It is expected that Mr. Vraniak will provide transition services to the Company through August 2019. In connection therewith, the Company expects to enter into an agreement modifying the terms of Mr. Vraniak’s employment with the Company as summarized below:

•

Mr. Vraniak’s employment will terminate effective as of March 31, 2019 and Mr. Vraniak will receive termination payments consisting of (i) a cash bonus of $35,000 for his service through March 31, 2019 and (ii) six month’s severance as currently provided under, and subject to, the terms of the Company’s Executive Severance Policy;

•	The vesting period for Mr. Vraniak’s unvested stock options will be extended to August 31, 2019 and the exercise period for such options will be extended to December 31, 2020;

•

The vesting period for the unvested shares of restricted stock issued to Mr. Vraniak upon conversion of his common units into common stock in connection with the Company’s initial public offering will be extended, with all such shares being fully vested on August 31, 2019, subject to Mr. Vraniak’s full compliance with the terms of his agreement; and

•

Effective as of the date of execution of his agreement (the “Grant Date”), Mr. Vraniak will receive a grant of equity in the Company to be comprised of: (i) an option to purchase 18,750 shares of the Company’s common stock, with an exercise price equal to the closing price of the Company’s common stock on the NASDAQ stock market on the Grant Date (the “Exercise Price”) and an exercise period expiring on February 28, 2020; and (ii) shares of restricted stock equal in value to $25,000 divided by the Exercise Price, subject to the terms and conditions set forth in the Company’s 2018 Omnibus Equity Incentive Plan and the Company’s standard employee Stock Option Agreement, provided that the foregoing option and restricted stock shall both vest in full on August 31, 2019, subject to Mr. Vraniak’s full compliance with the terms of his agreement.

Appointment of Brian Posner as Vice President of Finance and as Chief Financial Officer

On March 8, 2019, the Company announced the appointment of Brian Posner, 57, as Vice President of Finance of the Company, effective as of March 11, 2019, and as Chief Financial Officer of the Company, effective as of April 1, 2019.

Mr. Posner joins the Company from Cellectar Biosciences, where he most recently served as chief financial officer since April 2018. Prior to Cellectar, Mr. Posner was chief financial officer at Alliqua BioMedical from 2013 to 2018, chief financial officer at Ocean Power Technologies from 2010 to 2013 and chief financial officer at Power Medical Interventions in 2009. Before such time, Mr. Posner spent nine years at Pharmacopeia from 1999 to 2008, where he served as director of finance before serving as chief financial officer from 2006 to 2008 upon Pharmacopeia’s acquisition by Ligand Pharmaceuticals. Before his employment with Pharmacopeia, Mr. Posner was chief financial officer and vice president of operations at Photosynthetic Harvest, a start-up biotechnology company, and regional chief financial officer at Omnicare. Mr. Posner began his career as an audit supervisor at Coopers & Lybrand, which merged with Price Waterhouse to become PricewaterhouseCoopers. Mr. Posner earned an MBA in Managerial Accounting from Pace University’s Lubin School of Business and a BA in Accounting from Queens College.

Pursuant to his employment agreement (the “Posner Employment Agreement”), Mr. Posner will be paid an annual base salary of $325,000, as the same may be adjusted in the Company’s discretion. In addition, Mr. Posner is entitled to receive, subject to employment by the Company on the applicable date of bonus payout, an annual target discretionary bonus of up to 40% of his annual base salary, payable at the discretion of the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board. Pursuant to the Posner Employment Agreement, Mr. Posner is also eligible to receive healthcare benefits as may be provided from time to time by the Company to its employees generally, to participate in the Company’s 401(k) plan and to receive paid time off annually in accordance with the Company’s policies in effect from time to time.

Pursuant to the Posner Employment Agreement, Mr. Posner was granted a one-time stock option to purchase 105,000 shares of the Company’s common stock, with such option vesting 25% on the one-year anniversary of March 11, 2019 and the balance vesting in equal quarterly installments over the successive three-year period, subject to Mr. Posner’s continued employment by the Company on the applicable vesting date. Mr. Posner’s option grant has an exercise price per share equal to $8.10, which was the fair market value of the Company’s common stock on March 11, 2019 (based on the closing price of the Company’s common stock on the Nasdaq Stock Market on such date).

Pursuant to the Posner Employment Agreement, Mr. Posner agreed to be bound by the Company’s standard Employee Confidentiality and Assignment Agreement, including the non-compete and non-solicitation covenants contained therein. As additional consideration for such covenants, the Company agreed, pursuant to the Posner Employment Agreement, that Mr. Posner will be covered by the Company’s Executive Severance Policy, as such policy may be in effect from time to time, provided, that, notwithstanding anything in the Company’s Executive Severance Policy to the contrary, the Severance Period (as defined therein) will be 12 months instead of six months and that the Severance Multiple (as defined therein) payable to Mr. Posner shall be 1.0 instead of 0.5.

The foregoing description of the Posner Employment Agreement is qualified in its entirety by reference to the text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Named Executive Officer Change

On March 8, 2019, Dr. Peter Staats, the Company’s Chief Medical Officer (“CMO”), was appointed Senior Executive Adviser of Medical and Government Affairs with a term of office through December 31, 2019 and Dr. Tony Fiorino was appointed Chief Medical Officer of the Company, both effective as of March 22, 2019. In connection therewith, the compensation terms of Dr. Staats’ employment with the Company are expected to be modified as summarized below:

•

Effective as of the date of Dr. Staats’ first day of service to the Company as Senior Executive Adviser of Medical and Government Affairs (the “Reference Date”), Dr. Staats will be entitled to receive, subject to continued employment with the Company, (i) an annual salary of $210,000 (the “Adviser Salary”), and (ii) an equity grant equal in value to $270,000, with 50% of such grant vesting on the first anniversary of the Reference Date, 25% vesting on the second anniversary of the Reference Date and 25% vesting on the third anniversary of the Reference Date; and

•

The terms of Dr. Staats’ severance eligibility under the Company’s Executive Severance Policy will be unchanged through December 31, 2019, with the terms thereafter being based upon the Adviser Salary for termination of employment that occurs after December 31, 2019.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Posner Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

electroCore, Inc.

March 12, 2019	/s/ Glenn S. Vraniak
Glenn S. Vraniak
Chief Financial Officer